Exhibit 99

MASCO CORPORATION REPORTS SECOND QUARTER 2018 RESULTS

Key Highlights

•	Sales increased 11 percent to $2.3 billion; excluding acquisitions, divestitures and currency, sales increased 6 percent

•	Earnings per share grew 33 percent to $0.68 per share; adjusted earnings per share grew 21 percent to $0.75 per share

•	Returned approximately $147 million to shareholders through share repurchases and dividends

•
Updating 2018 anticipated earnings per share to be in the range of $2.34-$2.41 per share, and on an adjusted basis, to be in the range of $2.48-$2.55 per share compared to a previous range of $2.48-$2.63

•	Board announces intent to increase annual dividend by $0.06 per share to $0.48 per share, beginning in the fourth quarter

LIVONIA, Mich. (July 31, 2018) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported strong net sales and earnings per share growth in the second quarter of 2018.

“We delivered strong growth across our decorative, plumbing and cabinetry segments this quarter,” said Masco President and CEO, Keith Allman. “This performance was driven by our acquisition of Kichler Lighting, increased volume and pricing actions. We navigated the inflationary environment to deliver adjusted operating profit growth for the quarter. Additionally, we accelerated our planned share repurchases for the year and returned approximately $147 million to shareholders through share repurchases and dividends.”

2018 Second Quarter Commentary

•	On a reported basis, compared to second quarter 2017:

•	Net sales increased 11 percent to $2.3 billion; in local currency and excluding acquisitions and divestitures, net sales increased 6 percent

•	In local currency, North American sales increased 12 percent and international sales matched prior year

•	Gross margins decreased 340 basis points to 32.7 percent from 36.1 percent

•	Operating profit decreased 4 percent to $358 million primarily due to the acquisition related inventory step up adjustment of $20 million

•	Operating margins decreased 240 basis points to 15.6 percent from 18.0 percent

•	Net income increased to $0.68 per share compared to $0.51 per share

•	Compared to second quarter 2017, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 26 percent (34 percent in 2017), were as follows:

•	Gross margins decreased 250 basis points to 33.6 percent compared to 36.1 percent

•	Operating profit increased 2 percent to $380 million from $372 million

•	Operating margins decreased 150 basis points to 16.5 percent compared to 18.0 percent

•	Net income increased to $0.75 per share, compared to $0.62 per share

•	Liquidity at the end of the second quarter was $384 million

•	3.0 million shares were repurchased in the second quarter

2018 Second Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 9 percent (6 percent excluding the impact of foreign currency translation), driven by North American and international growth

•
Decorative Architectural Products’ net sales increased 22 percent due to the acquisition of Kichler and growth in paints and other coatings products and builders’ hardware; excluding the acquisition, net sales grew 6 percent

•	Cabinetry Products’ net sales increased 7 percent due to strong growth in the repair and remodel business, partially offset by the divestiture of Moores

•	Windows and Other Specialty Products’ net sales decreased 7 percent; excluding the impact of foreign currency translation and the divestiture of Arrow Fastener, sales matched prior year

“We delivered solid performance in the first half of the year,” said Allman. “I am pleased with our strong top-line growth and our response to the cost pressures we experienced as we implemented price increases to offset inflation and leveraged our SG&A expense. With these actions, we believe we are well positioned for strong top- and bottom-line growth as we enter the second half of the year.

Expressing confidence in our future, our Board has announced its intention to raise our annual dividend to $.48 per share beginning in the fourth quarter, a 14 percent increase. Additionally, with our strong free cash flow, we expect to deploy approximately $200 million in the second half of 2018 in either acquisitions or share buybacks, on top of the more than $800 million deployed year to date.”

About Masco

Headquartered in Livonia, Mich., Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2018 second quarter supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, July 31, 2018 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 9292969. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 9292969. The telephone replay will be available approximately two hours after the end of the call and continue through August 31, 2018.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop new products, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of raw materials, our dependence on third-party suppliers, risks associated with international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, our ability to achieve the anticipated benefits from our investments in new technology, risks associated with our reliance on information systems and technology, and our ability to sustain the improved results of our U.S. window business. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Six Months Ended June 30, 2018 and 2017

(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$2,297	$2,066	$4,217	$3,844
Cost of sales	1,547	1,320	2,848	2,493
Gross profit	750	746	1,369	1,351

Selling, general and administrative expenses	392	374	767	722
Operating profit	358	372	602	629

Other income (expense), net:
Interest expense	(38)	(153)	(79)	(196)
Other, net	(8)	43	(11)	39
	(46)	(110)	(90)	(157)
Income before income taxes	312	262	512	472

Income tax expense	88	86	127	148
Net income	224	176	385	324

Less: Net income attributable to noncontrolling interest	13	13	25	23
Net income attributable to Masco Corporation	$211	$163	$360	$301

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.68	$0.51	$1.15	$0.93

Average diluted common shares outstanding	309	319	311	320

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Six Months Ended June 30, 2018 and 2017

(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,297	$2,066	$4,217	$3,844

Gross profit, as reported	$750	$746	$1,369	$1,351
Rationalization charges	2	—	3	2
Kichler inventory step up adjustment	20	—	25	—
Gross profit, as adjusted	$772	$746	$1,397	$1,353

Gross margin, as reported	32.7%	36.1%	32.5%	35.1%
Gross margin, as adjusted	33.6%	36.1%	33.1%	35.2%

Selling, general and administrative expenses, as reported	$392	$374	$767	$722

Selling, general and administrative expenses as percent of net sales, as reported	17.1%	18.1%	18.2%	18.8%

Operating profit, as reported	$358	$372	$602	$629
Rationalization charges	2	—	3	2
Kichler inventory step up adjustment	20	—	25	—
Operating profit, as adjusted	$380	$372	$630	$631

Operating margin, as reported	15.6%	18.0%	14.3%	16.4%
Operating margin, as adjusted	16.5%	18.0%	14.9%	16.4%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Six Months Ended June 30, 2018 and 2017

(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Income Per Common Share Reconciliations

Income before income taxes, as reported	$312	$262	$512	$472
Rationalization charges	2	—	3	2
Kichler inventory step up adjustment	20	—	25	—
(Gains) from private equity funds, net	—	(1)	—	(2)
(Earnings) from equity investments, net	(2)	(1)	(2)	(1)
Loss on extinguishment of debt	—	107	—	107
(Gain) on sale of business	—	(49)	—	(49)
Income before income taxes, as adjusted	332	318	538	529
Tax at 26% rate (34% for 2017)	(86)	(108)	(140)	(180)
Less: Net income attributable to noncontrolling interest	13	13	25	23
Net income, as adjusted	$233	$197	$373	$326

Net income per common share, as adjusted	$0.75	$0.62	$1.20	$1.02

Average diluted common shares outstanding	309	319	311	320

Outlook for the Twelve Months Ended December 31, 2018

	Twelve Months Ended December 31, 2018
	Low End	High End
Income Per Common Share Outlook

Net income per common share	$2.34	$2.41
Rationalization charges	0.02	0.02
Kichler inventory purchase accounting adjustment	0.10	0.10
Allocation to participating securities per share (1)	0.02	0.02
Net income per common share, as adjusted	$2.48	$2.55

(1) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

(dollars in millions)

	June 30, 2018	December 31, 2017
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$384	$1,194
Short-term bank deposits	—	108
Receivables	1,444	1,066
Inventories	1,017	784
Prepaid expenses and other	117	111
Total Current Assets	2,962	3,263

Property and equipment, net	1,187	1,129
Goodwill	890	841
Other intangible assets, net	417	187
Other assets	109	114
Total Assets	$5,565	$5,534

Liabilities
Current Liabilities:
Accounts payable	$1,093	$824
Notes payable	2	116
Accrued liabilities	675	727
Total Current Liabilities	1,770	1,667

Long-term debt	2,970	2,969
Other liabilities	699	715
Total Liabilities	5,439	5,351

Equity	126	183
Total Liabilities and Equity	$5,565	$5,534

	As of June 30,
	2018	2017
Other Financial Data
Working Capital Days
Receivable days	56	52
Inventory days	70	63
Payable days	72	72
Working capital	$1,368	$1,138
Working capital as a % of sales (LTM)	17.1%	15.2%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Six Months Ended June 30, 2018 and 2017

(dollars in millions)

	Six Months Ended June 30,
	2018	2017
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$499	$535
Working capital changes	(206)	(380)
Net cash from operating activities	293	155

Cash Flows From (For) Financing Activities:
Retirement of notes	(114)	(535)
Purchase of Company common stock	(265)	(134)
Cash dividends paid	(65)	(64)
Dividends paid to noncontrolling interest	(89)	(35)
Issuance of notes, net of issuance costs	—	593
(Decrease) increase in debt, net	(1)	1
Debt extinguishment costs	—	(104)
Employee withholding taxes paid on stock-based compensation	(33)	(27)
Net cash for financing activities	(567)	(305)

Cash Flows From (For) Investing Activities:
Capital expenditures	(103)	(77)
Acquisition of business, net of cash acquired	(548)	—
Proceeds from disposition of business, net of cash disposed	—	126
Other, net	107	75
Net cash (for) from investing activities	(544)	124

Effect of exchange rate changes on cash and cash investments	8	28

Cash and Cash Investments:
(Decrease) increase for the period	(810)	2
At January 1	1,194	990
At June 30	$384	$992

	As of June 30,
	2018	2017
Liquidity
Cash and cash investments	$384	$992
Short-term bank deposits	—	144
Total Liquidity	$384	$1,136

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Six Months Ended June 30, 2018 and 2017

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Plumbing Products
Net sales	$1,032	$949	9%	$2,003	$1,821	10%

Operating profit, as reported	$194	$200		$357	$362
Operating margin, as reported	18.8%	21.1%		17.8%	19.9%

Rationalization charges	1	—		2	—
Accelerated depreciation related to rationalization activity	1	—		1	—
Operating profit, as adjusted	196	200		360	362
Operating margin, as adjusted	19.0%	21.1%		18.0%	19.9%

Depreciation and amortization	18	15		36	29

EBITDA, as adjusted	$214	$215		$396	$391

Decorative Architectural Products
Net sales	$806	$661	22%	$1,351	$1,157	17%

Operating profit, as reported	$145	$149		$234	$243
Operating margin, as reported	18.0%	22.5%		17.3%	21.0%

Kichler inventory step up adjustment	20	—		25	—
Operating profit, as adjusted	165	149		259	243
Operating margin, as adjusted	20.5%	22.5%		19.2%	21.0%

Depreciation and amortization	10	4		15	8

EBITDA, as adjusted	$175	$153		$274	$251

Cabinetry Products
Net sales	$268	$251	7%	$485	$482	1%

Operating profit, as reported	$33	$31		$39	$47
Operating margin, as reported	12.3%	12.4%		8.0%	9.8%

Rationalization charges	—	—		—	2
Operating profit, as adjusted	33	31		39	49
Operating margin, as adjusted	12.3%	12.4%		8.0%	10.2%

Depreciation and amortization	4	4		7	8

EBITDA, as adjusted	$37	$35		$46	$57

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Six Months Ended June 30, 2018 and 2017

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Windows and Other Specialty Products
Net sales	$191	$205	(7)%	$378	$384	(2)%

Operating profit, as reported	$8	$18		$12	$26
Operating margin, as reported	4.2%	8.8%		3.2%	6.8%

Depreciation and amortization	5	6		11	11

EBITDA	$13	$24		$23	$37

Total
Net sales	$2,297	$2,066	11%	$4,217	$3,844	10%

Operating profit, as reported - segment	$380	$398		$642	$678
General corporate expense, net (GCE)	(22)	(26)		(40)	(49)
Operating profit, as reported	358	372		602	629
Operating margin, as reported	15.6%	18.0%		14.3%	16.4%

Rationalization charges - segment	1	—		2	2
Accelerated depreciation related to rationalization activity - segment	1	—		1	—
Kichler inventory step up adjustment	20	—		25	—
Operating profit, as adjusted	380	372		630	631	-$336,000,000
Operating margin, as adjusted	16.5%	18.0%		14.9%	16.4%

Depreciation and amortization - segment	37	29		69	56
Depreciation and amortization - non-operating	2	4		4	8

EBITDA, as adjusted	$419	$405		$703	$695

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Six Months Ended June 30, 2018 and 2017

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
North American
Net sales	$1,872	$1,668	12%	$3,388	$3,080	10%

Operating profit, as reported	$323	$340		$541	$578
Operating margin, as reported	17.3%	20.4%		16.0%	18.8%

Rationalization charges	1	—		2	2
Accelerated depreciation related to rationalization activity	1	—		1	—
Kichler inventory step up adjustment	20	—		25	—
Operating profit, as adjusted	345	340		569	580
Operating margin, as adjusted	18.4%	20.4%		16.8%	18.8%

Depreciation and amortization	27	20		48	38

EBITDA, as adjusted	$372	$360		$617	$618

International
Net sales	$425	$398	7%	$829	$764	9%

Operating profit, as reported	$57	$58		$101	$100
Operating margin, as reported	13.4%	14.6%		12.2%	13.1%

Depreciation and amortization	10	9		21	18

EBITDA	$67	$67		$122	$118

Total
Net sales	$2,297	$2,066	11%	$4,217	$3,844	10%

Operating profit, as reported - segment	$380	$398		$642	$678
General corporate expense, net (GCE)	(22)	(26)		(40)	(49)
Operating profit, as reported	358	372		602	629
Operating margin, as reported	15.6%	18.0%		14.3%	16.4%

Rationalization charges - segment	1	—		2	2
Accelerated depreciation related to rationalization activity - segment	1	—		1	—
Kichler inventory step up adjustment	20	—		25	—
Operating profit, as adjusted	380	372		630	631
Operating margin, as adjusted	16.5%	18.0%		14.9%	16.4%

Depreciation and amortization - segment	37	29		69	56
Depreciation and amortization - non-operating	2	4		4	8

EBITDA, as adjusted	$419	$405		$703	$695
Historical information is available on our website.